Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

AlloVir, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.0001 per share	457(h)	4,663,403 (2)	$6.07 (3)	$28,306,856.21	$0.00011020	$3,119.42

Equity	Common stock, par value $0.0001 per share	457(h)	160,000 (4)	$5.16 (5)	$825,600	$0.00011020	$90.99

Total Offering Amounts					$29,132,456.21		$3,210.41

Total Fee Offsets							$0.00

Net Fee Due							$3,210.41

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Represents an automatic annual increase on January 1, 2023 to the number of shares reserved for issuance under the 2020 Stock Option and Grant Plan (the “2020 Plan”) pursuant to the terms of the 2020 Plan. Shares available for issuance under the 2020 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on July 31, 2020 (Registration No. 333-240259) and a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 12, 2021 (Registration No. 333-253028).

(3)

The price of $6.07 per share, which is the average of the high and low sale prices of the Common Stock of the registrant as quoted on the Nasdaq Global Market on February 9, 2023, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price.

(4)

Represents an automatic annual increase on January 1, 2023 to the number of shares reserved for issuance under the 2020 Employee Stock Purchase Plan (the “2020 ESPP”) pursuant to the terms of the 2020 ESPP. Shares available for issuance under the 2020 ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on July 31, 2020 (Registration No. 333-240259).

(5)

The price of $5.16 per share, which is 85% of the average of the high and low sale prices of the Common Stock of the registrant as quoted on the Nasdaq Global Market on February 9, 2023, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price.